UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2015

Commission File Number 000-54530

GOPHER PROTOCOL INC.

(Exact name of small business issuer as specified in its charter)

Nevada	27-0603137
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification No.)
organization)

23129 Cajalco Road, Perris, CA 92570

(Address of principal executive offices)

888-685-7336

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 30, 2015, Dr. Danny Rittman was appointed by Gopher Protocol Inc. (the “Company”) as the Chief Technology Officer and a director of the Company, as well as the Chairman of the Company's Advisory Board. Mr. Rittman will be responsible for assembling the Advisory Board.

Mr. Rittman is an officer and shareholder of Hermes Roll LLC ("Hermes"), a Nevada limited liability company to be formed. On March 4, 2015, the Company entered into an Amended and Restated Territorial License Agreement with Hermes, which is the basis for the Company's current operations. Mr. Rittman is the owner of 9,900 shares of Series D Preferred Stock of the Company that is convertible at Mr. Rittman 's election, into 9,900,000 shares of common stock.

There is no understanding or arrangement between Mr. Rittman and any other person pursuant to which he was appointed as an executive officer and director.  Mr. Rittman does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or an executive officer.  Other than the Hermes transaction, Mr. Rittman has not had direct or indirect material interest in any transaction or proposed transaction, in which the Company was or is a proposed participant, exceeding $120,000.

Mr. Rittman served as the Chief Technology Officer and Vice President of Marketing of a private smart-chip design company from 2007 through 2012, where he lead the company’s technological direction including architecture, design and development of Electric Design Automation software tools, to the successful launch of operating products. From 2012 through the present, Mr. Rittman has served as a Senior Integrated Circuit Design Consultant for several leading technology companies, where he manages teams of integrated circuit designers within the mobile technology arena, leading these teams' technological direction for next generation mobile oriented integrated circuits. Mr. Rittman received his Bachelors of Science degree in Electrical Engineering VLSI Design from the University of Bridgeport in 1992, his Masters of Science degree in Computer Science VLSI Design/Management in 1996 and his PhD in Computer Science LSI Design in 1998 from LaSalle University. Mr. Rittman has had more than 150 technical papers published in EE Times, Frontier EE and other technical publications.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GOPHER PROTOCOL INC.

By:	/s/ Michael Murray
Name:	Michael Murray
Title:	CEO, President, Secretary,
Treasurer and Director

Date:       July 1, 2015

                Perris, California